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                                       Previously filed with S-1 on July 3, 1996

                                  EXHIBIT 10.49

                                       TO

                                 GARGOYLES, INC.

                                    FORM S-1

"[*]" = confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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                           TRADEMARK LICENSE AGREEMENT

         This Trademark License Agreement (hereinafter "Agreement") is made and entered into as of the last date signed by one of the parties, below (hereinafter "Effective Date"), by and between Gargoyles, Inc., a Washington corporation having a place of business in Kent, Washington (hereinafter "G.I."), and The Walt Disney Company, a Delaware corporation having a place of business in Burbank, California (hereinafter "Disney").

         The parties hereby agree as follows:

1.0      LICENSE GRANT

         1.1 Subject to the terms and conditions of this Agreement, including payment of the royalties due hereunder, G.I. hereby grants to Disney an exclusive right to use and/or to license the use of the mark GARGOYLES (hereinafter the "Mark") on and in connection with Disney Products, Disney Services, Licensed Products and Licensed Promotions, as defined herein.

         1.2 "Disney Services" as used in this Agreement means services performed by or for Disney in connection with the production, distribution, promotion or exhibition of Disney's animated "Gargoyles" television series, home video thereof and any derivative entertainment works based on said series (together, "Disney's Gargoyles").

         1.3 "Disney Products" as used in this Agreement means products bearing the Mark or marketed in conjunction with the Mark that are sold either by Disney only or by Disney and others but as to any of which Disney receives no License Revenue, as defined herein. By way of example, Disney Products include, but are not limited to, home video products, artwork and art editions, and certain products distributed in electronic form.

         1.4 "Licensed Products" as used in this Agreement means products manufactured, marketed, distributed or licensed by Disney's licensees which are associated with "Disney's Gargoyles" and bear the Mark or are marketed in conjunction with the Mark as to the sale of which by the licensees Disney receives License Revenue, as defined herein. By way of example, Licensed Products include, but are not limited, to, certain T-shirts, caps, shoes, and products distributed in electronic form.

         1.5 "Licensed Promotions" as used in this Agreement means promotional uses of the Mark by Disney itself or under arrangements between Disney and third parties






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intended by Disney primarily to increase the market exposure of "Disney's
Gargoyles" (by way of example, Disney's present agreements with Burger King and Campbell Soup to promote "Disney's Gargoyles"). Licensed Promotions may include the distribution of promotional items bearing the Mark or marketed in conjunction with the Mark.

         1.6 Disney's exclusive rights under this Agreement are limited to products and services associated with "Disney's Gargoyles" licensed hereunder. Nothing in this Agreement shall limit or restrict G.I.'s rights with respect to uses of the Mark in connection with the sale or promotion of GARGOYLES Performance Eyewear or other products or services not associated with "Disney's Gargoyles."

         1.7 Any rights not expressly granted to Disney hereunder are reserved by G.I.

2.0      ROYALTY OBLIGATIONS AND PAYMENTS

         2.1 Disney agrees to pay G.I. a royalty of [*] percent ([*]) of its License Revenue (as defined below) for the first [*] dollars ([*]) of License Revenue.

         2.2 Disney agrees to pay G.I. a royalty of [*] percent ([*]) of its License Revenue (as defined below) on all License Revenue in excess of [*] dollars ([*]) of License Revenue.

         2.3 Disney shall have no obligation to pay G.I. royalties on revenue it receives in conjunction with Disney Services, Disney Products or Licensed Promotions.

         2.4 "License Revenue" as used in this Section 2.0 means all past, present and future money due and received by Disney from third-party licensees for Licensed Products manufactured or sold in the United States or Canada (including all money due and received from licensees identified in Appendix 2, hereto).

3.0      ACKNOWLEDGMENT OF RIGHTS

         3.1 Disney acknowledges that the Mark is a valid and enforceable trademark of G.I., and agrees not to challenge or contest G.I.'s ownership of the Mark or to challenge or contest the validity of the license granted under this Agreement.

         3.2 All rights Disney has acquired or may acquire in the Mark, including all associated goodwill, shall be the sole property of G.I. and are hereby assigned to G.I. All use of the Mark by Disney and its licensees shall inure to the benefit of G.I.

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         [*] Confidential Treatment Requested


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4.0      QUALITY, INSPECTION AND LICENSE APPROVAL

         4.1 Disney agrees that the quality of the products sold and services distributed under this Agreement shall meet or exceed industry standards. In the case of Disney Services performed by Disney, Disney agrees that such services shall be of the same general quality as those services provided by it prior to the Effective Date of this Agreement.

         4.2 Disney further agrees that it shall monitor the quality and performance of its licensees and their products under this Agreement in accordance with its standard licensing procedures, including requiring its licensees to enter into agreements having quality control and approval provisions substantially as provided in the standard Disney license agreement attached hereto as Appendix l. Disney agrees that its use and licensing of the Mark shall be consistent with Disney's practices, as they may evolve from time to time, for children's programs and products.

         4.3 Disney shall cooperate with G.I. to facilitate periodic review of products distributed and services performed under this license, as and when reasonably requested by G.I.

         4.4 Disney shall use its reasonable efforts to ensure that all products distributed and services performed under this license comply with all applicable laws, rules, and regulations and do not violate or infringe any right of any third party.

         4.5 Appendix 2 to this Agreement is a list of actual and prospective (i.e., under negotiation) U.S. licensees for Licensed Products, as of the Effective Date of this Agreement.

         4.6 Disney agrees to consult with G.I. from time to time, at least quarterly, concerning the nature of future Licensed Products and Licensed Promotions and to afford G.I. a reasonable and timely opportunity to comment and suggest modifications which may impact consumers' perception of the Mark with respect to the nature of the Licensed Products and Licensed Promotions and the manner in which the Mark is used in such promotions. Disney agrees to work with G.I. to make such modifications, when and to the extent mutually reasonably desirable.

5.0      IDENTIFICATION AND USE OF THE MARKS

         5.1 Disney and its licensees shall use the Mark in a manner consistent with proper trademark usage. Nothing in this paragraph shall obligate Disney or its licensees to modify any advertisements or promotional material already released or in production.






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6.0      WARRANTY

         6.1 Disney represents and warrants that it will not use or authorize others to use the Mark, or other trademark or service mark including "GARGOYLES" or "GARGOYLE," except as expressly provided in this Agreement. This section shall not limit or otherwise restrict Disney's right to make descriptive uses of the terms "gargoyle" or "gargoyles."

         6.2 G.I. makes no warranty or representation concerning the availability of the Mark for use in any jurisdiction.

7.0      ROYALTY PAYMENTS, REPORTS, AND AUDITS

         7.1 Within forty-five (45) days of the close of each calendar quarter after the Effective Date of this Agreement, Disney shall pay G.I. the royalties due hereunder for the preceding calendar quarter.

         7.2 Each royalty payment to G.I. hereunder shall be accompanied with a report identifying the total sales by Disney's licensees corresponding to the payment period, the License Revenue received by Disney from each license and any other information reasonably required to calculate the royalties due hereunder. The report shall also identify any new licensees and the product(s) for which such licensee is authorized to use the Mark. Any license terminations occurring within the preceding calendar quarter shall also be identified in the report.

         7.3 Payments made more than ten (10) days late shall be subject to a late payment fee of [*] percent ([*]) per month, calculated daily, or the maximum allowed by law, whichever is less. In no event, however shall Disney be subject to late payment fees in any amount exceeding [*] per annum.

         7.4 Disney agrees to keep accurate records of all transactions relating to this Agreement and to preserve such records for the lesser of seven (7) years or two (2) years after the termination of this Agreement. Upon reasonable request and notice by G.I., G.I. shall have the right to audit Disney's records relating to this Agreement and all licenses entered hereunder by a mutually agreeable independent auditor. In the event that such audit reveals a deficiency of [*] percent ([*]) or more of any amount reported as owed to G.I. for any calendar quarter, all reasonable costs of an outside accounting firm associated with such audit shall be borne by Disney. Any audit conducted pursuant to this
Section 7.4 shall be conducted confidentially in conformity with Section 11.

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         [*] Confidential Treatment Requested



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8.0      INDEMNIFICATION

         8.1 Disney agrees to indemnify, defend and hold G.I. and its employees, officers, directors and agents harmless against any and all actual or asserted claims, losses, costs and expenses (including reasonable attorneys' fees), liabilities and damages of any kind arising out of or relating to use of the Mark by Disney or its licensees, including all third party claims concerning Licensed Products and Disney Services under this Agreement but excluding trademark or service mark infringement claims against G.I. In the event of such a claim, G.I. shall promptly notify Disney and G.I. shall provide reasonable assistance to Disney in the defense of any such claim.

9.0      ADDITIONAL TRADEMARK FILINGS, REGISTRATIONS

         9.1 Should G.I. desire to obtain any additional registrations for the Mark, it will do so at its own expense. Should Disney desire that G.I. seek or obtain an additional registration for the Mark, it shall so notify G.I. Upon receipt of such notice, G.I. shall proceed with filing such application at Disney's expense or, if G.I. has a reasonable basis for not filing an application for such registration, so advise Disney.

         9.2 Disney agrees to provide G.I. with all information and documents reasonably required by G.I. to file, prosecute or maintain registrations for the Mark.

         9.3 Nothing in this Agreement shall require G.I. to prosecute or maintain any application or registration for the Mark in any jurisdiction.

10.0     POLICING, ENFORCEMENT

         10.1 Disney agrees to investigate and police infringements of its own or its licensees' use of the Mark in a manner comparable to its regular practices for its own marks.

         10.2 G.I. agrees to cooperate in such policing and enforcement efforts at Disney's request and expense. In the event G.I. is required to be named as a party in any enforcement action by Disney, it agrees to be so named at Disney's expense unless it has a legitimate business reason not to proceed with such action, in which case it will so advise Disney. In the event that Disney's overall policing and enforcement of the Mark results in a net gain to Disney (i.e., settlements and recoveries on all enforcement activities relating to the Mark exceed expenses on all such activities), such net gain shall be treated as License Revenue under this Agreement.





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         10.3 Nothing in this Agreement shall limit or restrict G.I.'s rights to police infringement of the Mark or otherwise enforce its rights in the Mark. For policing or enforcement actions involving use of the Mark that are associated with "Disney's Gargoyles," G.I. agrees to contact Disney prior to commencing such action and give Disney the first opportunity to pursue such infringement.

11.0     CONFIDENTIALITY

         11.1 The parties agree to keep this Agreement and its terms and conditions confidential and not to disclose same without the prior written consent of the other party, except (a) as necessary for the purpose of its enforcement, (b) as necessary for purposes of sublicense or other execution of the rights and obligations pursuant to it, (c) in response to a court order or an authorized request from a duly constituted governmental body, or (d) as to their financial and tax advisors or, as to G.I., prospective investors in the course of their due diligence, provided that any such prospective investor shall first agree in writing to preserve and maintain the confidentiality of such information. Should either party be required to disclose this Agreement or any term or condition thereof in any court or administrative proceeding, it will promptly notify the other with reasonable expedition once the possibility that disclosure may be ordered is known, and in any event, prior to such disclosure, and will use reasonable efforts to preserve the confidentiality of such disclosure under a suitable protective order.

         11.2 In response to inquiries from third parties, nothing in this Agreement shall restrict either party from disclosing the fact that they have entered into a license for use of the Mark.

12.0     TERM AND TERMINATION

         12.1 This Agreement shall remain in effect unless terminated as provided herein.

         12.2 G.I. may terminate this Agreement in the event that (i) Disney and its licensees have stopped use of the Mark; or (ii) Disney is in material breach of this Agreement or the accompanying Settlement Agreement and has not cured such breach as provided in this section.

         12.3 In the event of a material breach of this Agreement or the accompanying Settlement Agreement, G.I. shall notify Disney of such breach. Disney shall have sixty (60) days from the date of such notice to cure the breach, or if cure is not possible within






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the sixty (60) days, notify G.I. that it has taken action reasonably calculated to cure such breach as soon as is reasonably possible. Upon Disney's failure to cure or, when applicable, to so notify G.I., this Agreement shall terminate.

         12.4 Upon termination of this Agreement, Disney shall cease all use of the Mark within sixty (60) days. Termination shall not affect the term of any licenses granted by Disney under this Agreement, or Disney's obligations to pay G.I. royalties for revenue received from its licensees hereunder.

         12.5 Termination shall not affect the confidentiality provisions of this Agreement.

13.0     NOTICES

         All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail, return receipt requested, by overnight courier, or sent by facsimile with a receipt confirmed by telephone, to the parties at the following addresses or to such other addresses as a party may from time to time notify the other party in accordance with this provision.

         GARGOYLES:                 Gargoyles, Inc.
                                    5866 S. 194th
                                    Kent, WA 98032
                                    Attention:  Doug Hauff, President
                                    Fax:  (206) 872-3267

         With a copy to:            Michael Goldfarb, Esq.
                                    Rohan, Goldfarb & Shapiro
                                    1601 One Union Square
                                    600 University Street
                                    Seattle, WA 98101-3112
                                    Fax: (206) 467-0298

         DISNEY:                    The Walt Disney Company
                                    500 South Buena Vista Street
                                    Burbank, California
                                    Attention: Peter F. Nolan
                                    Fax: (818) 563-2538

14.0     GENERAL PROVISIONS

         14.1 Headings. Section headings are used in this Agreement for convenience and reference only and shall not affect the meaning of any provision of this Agreement.



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         14.2 Agreement Worldwide. This Agreement and its provisions shall be effective worldwide.

         14.3 Signers Authorized. The undersigned represent and warrant that they have the authority to execute this Agreement on behalf of the parties.

         14.4 Binding Effect. The terms of this Agreement shall be binding on the parties, their officers, employees, agents, successors, assigns, and related companies.

         14.5 Severability. If any provisions of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

         14.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, excluding choice of law rules.

         14.7 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

         14.8 No Waiver. The failure of either party to enforce any provision of this Agreement shall not constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         14.9 Entire Agreement: Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and shall supersede all prior and contemporaneous communications. This Agreement shall not be amended except by a written agreement subsequent to the date of this Agreement and signed on behalf of the parties by their respective authorized representatives.

         14.10 Sublicenses, Assignment. The parties agree that Disney may not sublicense any right under this Agreement except as expressly provided herein and shall not assign this Agreement except as part of the sale of its business or substantially all of its assets relating to the Mark.

         14.11 Signed in Counterparts. This Agreement may be signed in two counterparts, each of which shall (when the Agreement is or counterparts have been signed by all parties) be an original, to the same effect as if all signatures were on the same instrument.




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         14.12 Appendix. This Agreement includes the following attachments and appendices which are hereby incorporated by reference:

                    Appendix 1 - Standard Disney License
                    Appendix 2 - Existing and Prospective Disney Licensees

         IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                             GARGOYLES, INC.

Date  April 12, 1995                         By      /s/ Douglas B. Hauff
      ------------------------                   -----------------------------

                                                     President
                                                 (Print or type name and title)

                                             THE WALT DISNEY COMPANY


Date:  April 11, 1995                        By      /s/ Peter V. Nolan
      ------------------------                   -----------------------------
                                                     Vice President --
                                                     Asst. General Counsel
                                                 (Print or type name and title)



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